EXHIBIT 10.3

EMPLOYEE AGREEMENT AMENDMENT

THIS AGREEMENT (the “Agreement”) is made and entered into on April 8, 2019 by and between Lightwave Logic, Inc., a Nevada corporation (the “Company”) and James S. Marcelli (“Employee”).

1.

This Agreement amends that certain Employee Agreement dated August 10, 2015, as amended from time to time, made and entered into by the parties hereto (the “Employee Agreement”). Capitalized terms herein have the same meaning as used in the Employee Agreement, unless otherwise noted.

2.

Effective April 8, 2019, the Termination Date described in paragraph 1.2 shall be extend to December 31, 2021.

3.

Effective May 1, 2019, Paragraph 4.1 of Article 4 is deleted in its entirety and replaced with the following:

4.1. Base Compensation.  For all services rendered by Employee under this Employee Agreement, the Company agrees to pay Employee the rate of $262,500 per year ($21,875 per month), which shall be payable to Employee not less frequently than monthly, or as is consistent with the Company’s practice for its other employees.

4.

Effective May 1, 2019, the following paragraph 4.4 shall be added to Article Four:

4.4. Bonus Compensation.  Employee shall be eligible to receive bonus compensation to be determined by the Board of Directors from time to time in their sole discretion.

5.

All other provisions of the Employee Agreement remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

LIGHTWAVE LOGIC, INC.:

	By:	/s/ Michael S. Lebby
(Witness signature)		Michael S. Lebby, CEO

EMPLOYEE:

/s/ James S. Marcelli
(Witness signature)	James S. Marcelli